UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2005

LIPID SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-497	43-0433090
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer Identification No.)
incorporation)

7068 Koll Center Parkway, Suite 401, Pleasanton, California		94566
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (925) 249-4000

(Former name or former address, if changed since last report.)  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On December 29, 2005, Lipid Sciences, Inc., a Delaware corporation (the “Company”), filed an Investigational Device Exemption (IDE) application with the Center for Devices and Radiological Health of the Food and Drug Administration (FDA).  The FDA will be evaluating the completeness of this submission to determine if and when Lipid Sciences can begin a human clinical trial of the Company’s Plasma Delipidation System-2 (PDS-2).

The proposed trial will be a randomized, single-blind, placebo-controlled study to evaluate the safety of the Company’s PDS-2 in subjects who previously have been treated for Acute Coronary Syndrome.  Because this is not considered a pivotal study, the primary clinical endpoint is safety.  A secondary objective of the study is to assess the methods of analysis for data collected by intravascular ultrasound (“IVUS”).  Measurements of segment plaque volume, percentage atheroma volume, plaque thickness and other IVUS variables will be analyzed and employed to select effectiveness endpoints for a future study.  The IVUS analysis conducted as part of this study is not intended to be powered to provide a statistically significant demonstration of effectiveness.  Assuming that the results of this initial safety study are satisfactory, it is the Company’s intention to move into a study where the principal endpoint will be effectiveness in a statistically significant sample of subjects.

The trial the Company is proposing will consist of a total of 30 male and female subjects between the ages of 18 and 75 with angiographic evidence of coronary heart disease in the target artery as defined by at least 1 lesion with an occlusion between 20-50%.  An IVUS assessment of the extent of cardiovascular disease will have been made before the subject is eligible for inclusion in the trial, as well as at the conclusion of the treatment sequence of seven weekly delipidation/re-infusion treatments.  Half of the subjects will receive a re-infusion of their own plasma delipidated by the PDS-2; the other half will receive a re-infusion of their own untreated plasma that has not been delipidated as the control (placebo) arm of the study.  The study duration will be approximately 10 weeks for each subject.

The trial is to be conducted at the Washington Hospital Center in Washington, D.C.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are identified by terminology such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will,” “may” and other similar expressions.  In addition, any statements that refer to expectations, projections, plans, objectives, goals, strategies or other characterizations of future events or circumstances are forward-looking statements.  These forward-looking statements speak only as of the date stated and the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by these forward-looking statements will not be realized.  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or the Company may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements.  These forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management and involve a number of risks and uncertainties, some of which may be beyond the Company’s control, that could cause actual results to differ materially from those suggested by the forward-looking statements.

Factors that could cause actual results or conditions to differ from those anticipated by these and other forward-looking statements include those more fully described in the sections entitled “Factors That May Affect Future Results and Financial Condition” in Item 1 of the Company’s most recent Annual Report on Form 10-K and Item 2 of the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.  In addition to those risk factors, other factors that could cause actual results to differ materially include the following:  Our inability to obtain adequate funds; our technology not proving to be safe or effective; our inability to obtain regulatory approval for our technology, which is only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba International B.V.; our reliance on collaborations with strategic partners and consultants; competition in our industry, including the development of new products by others that may provide alternative or better therapies; failure to secure and enforce our intellectual property rights; risks associated with use of biological and hazardous materials; and our dependence on key personnel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipid Sciences, Inc.

Date: December 29, 2005	By:	/s/ Sandra Gardiner
	Name:	Sandra Gardiner
	Title:	Chief Financial Officer